UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2020
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange
Rights to Purchase Series D Junior Participating Preferred Stock	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Further Voluntary Reduction in CEO Base Salary

On August 12, 2020, Paul L. Howes, the President and Chief Executive Officer of Newpark Resources, Inc. (the “Company”), voluntarily agreed to a ten percent (10%) temporary reduction in his base salary for the period beginning on August 12, 2020 and ending on a future date to be agreed by and between Mr. Howes and the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company (the “Temporary Reduction Period”). This base salary reduction is in addition to the previously agreed fifteen percent (15%) temporary reduction in Mr. Howes’ base salary that became effective on April 1, 2020. The following table sets forth Mr. Howes’ original base salary that was effective immediately prior to April 1, 2020 (the “Original Base Salary”), his reduced base salary effective April 1, 2020 (the “Original Reduced Base Salary”) and his further reduced base salary effective August 12, 2020 (the “Further Reduced Base Salary”).

Original Base Salary (Pre-April 1, 2020)	Original Reduced Base Salary (From April 1, 2020 to August 11, 2020)	Further Reduced Base Salary (On and After August 12, 2020)
$828,000	$703,800	$633,520

Mr. Howes, with the approval of the Committee and the independent members of the Board, entered into an amendment to his employment agreement effective August 12, 2020 to reflect the Further Reduced Base Salary (the “Amendment”).

The actual salary paid to Mr. Howes in 2020 (consisting of the Original Base Salary from January 1, 2020 to March 31, 2020, the Original Reduced Base Salary from April 1, 2020 to August 11, 2020 and the Further Reduced Base Salary beginning on August 12, 2020) will be used for purposes of determining Mr. Howes’ bonus payable, if any, for fiscal year 2020. Notwithstanding the above temporary reductions in base salary, for purposes of calculating Mr. Howes’ severance payment or payments due upon a change in control which may become payable during the Temporary Reduction Period in accordance with Mr. Howes’ employment agreement, such payment will continue to be based upon the Original Base Salary. Except as modified by the Amendment, Mr. Howes’ employment agreement otherwise remains in effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

U.S. Executive Severance Plan

On August 11, 2020, the Committee adopted the Newpark Resources, Inc. U.S. Executive Severance Plan (the “Severance Plan”), which provides for severance benefits for the Company’s named executive officers and certain other U.S. employees designated as executive officers by the Board (“Eligible Employees”) who enter into participation agreements under the Severance Plan (“Participants”). Participation agreements may contain terms and conditions, including restrictive covenants, as prescribed by the Committee. Participants may become entitled to severance benefits under the Severance Plan in the event they are terminated involuntarily by the Company or, if applicable, an affiliate of the Company, without cause or resign employment due to good reason (together, a “Qualifying Termination”). Cause and good reason have the meanings included in any applicable employment agreement, or otherwise as defined in the Severance Plan.

Severance benefits are determined based on the Participant’s tier of employment. Tier 1 includes only the Chief Executive Officer, and Tiers 2 and 3 include our other executive officers. Any Participant who at the time of a Qualifying Termination has a valid employment agreement with the Company will be entitled to receive the better of the severance benefits set forth in such agreement and the severance benefits set forth in the Severance Plan as described below. In the event a Participant has a Qualifying Termination, has executed a participation agreement and timely executes a release of claims, the Participant will be entitled to the following severance benefits:

(1) Cash Severance. A lump sum cash payment equal to two times or one times the sum of the Participant’s base salary and target annual bonus as of the date of termination for a Tier 1 or Tier 2 Participant, respectively, or seventy-five percent (75%) of a Participant’s base salary as of the date of termination for a Tier 3 Participant.

(2) Pro Rata Bonus. The Participant’s target bonus under the Company’s annual bonus plan, pro-rated to reflect the Participant’s base salary earned during the year in which the Qualifying Termination occurs.

(3) Accelerated Vesting of Certain Incentive Awards.

Time-Based Incentives. Any time-based equity or long-term cash award that would have otherwise vested during the year following the termination of employment would vest pro-rata, based on the period the Participant remained employed following the most recent vesting date, to the extent such awards would have otherwise vested during the twelve-month period following the date of termination. To the extent a time-based award was granted as an inducement grant, it would vest in full on the date of termination. The exercise period of any stock option, stock appreciation right or similar award would be extended to the second anniversary of the date of termination, or, if sooner, the original expiration date of the award.

Performance-Based Incentives. Any performance-based awards (excluding annual bonus awards) granted to the Participant more than one year prior to the date of termination that remain outstanding as of the date of termination will vest based on actual performance results, to the extent they do not exceed the target performance level, and pro-rated to reflect the period the Participant remained employed during the performance period. Performance-based incentive awards granted to the Participant within one year prior to the termination date would be forfeited.

(4) Health Benefits. A lump sum payment equal to eighteen (18) months of the COBRA cost of health and welfare coverage for such Participant, based on the level of coverage in effect as of the date of termination.

(5) Outplacement Services. Outplacement services with a maximum value of $25,000.

In the event of an amendment to the Severance Plan with respect to a Participant, the more beneficial provisions with respect to the amount of such Severance Benefit for such Participant shall be in effect.

The foregoing description is only a summary of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan (including the Participation Agreement), a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2020.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2020, the Board adopted and approved, effective immediately, the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) in order to, among other things:

•update the advance notice provisions for director nominations and stockholder proposals;
•update and clarify the requirements and procedures for stockholders to act by written consent;
•update and clarify the ability of the Board and the presiding person of a stockholder meeting to postpone or adjourn a stockholder meeting;

•clarify the powers of the presiding person of a stockholder meeting to regulate the conduct of such meeting;
•allow for emergency meetings of the Board with less than 48 hours’ notice;
•outline Board procedures in the event of an emergency; and
•provide that Delaware is the exclusive forum for litigation (such provision, the “Exclusive Forum Provision”).

While the Amended and Restated Bylaws, including the Exclusive Forum Provision, were effective upon approval by the Board on August 12, 2020, the Board intends to seek stockholder ratification of the Exclusive Forum Provision at the Company’s 2021 annual meeting of stockholders.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Newpark Resources, Inc., dated August 12, 2020.
10.1	Amendment to Amended and Restated Employment Agreement, dated as of August 12, 2020 between Newpark Resources, Inc. and Paul L. Howes.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	August 14, 2020	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)